Exhibit 10.3

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT	1. CONTRACT ID CODE	PAGE OF PAGES
	S	1	35

2. AMENDMENT/MODIFICATION NO. PZ0001		3. EFFECTIVE DATE 03-Mar-2011	4. REQUISITION/PURCHASE REQ. NO. CBM 100019095Z	5. PROJECT NO. (if applicable)
6. ISSUED BY	CODE	HDTRA 1	7. ADMINISTERED BY (If other than Item 6)	CODE	S4801A

DEFENSE THREAT REDUCTION AGENCY/BE-BC 8725 JOHN J. KINGMAN ROAD, MSC 6201 FORT BELVOIR VA 22060-6201			DCMA SEATTLE CORPORATE CAMPUS EAST III, 3009 112TH AVE BELLVUE WA 98004-8019

8. NAME AND ADDRESS OF CONTRACTOR (No. street, county, State and ZIP Code)		(X)	9A. AMENDMENT OF SOLICITATION NO.

AVI BIOPHARMA, INC. J. DAVID BOYLE II 4574 SW RESEARCH WAY STE 200 CORVALLIS OR 97333-1299		☐
9B. DATED (SEE ITEM 11)
		☒	10A. MODIFICATION OF CONTRACT/ORDER NO. HDTRA1-10-C-0079
10B. DATED (SEE ITEM 13)

CODE 49WU1	FACILITY CODE		04-Jun-2010

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers   ☐ is extended,  ☐ is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing items 8 and 15, and returning                              copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment your desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required)

13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS.

IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

CHECK ONE	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
☐
☐

B.   THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43. 103(b).

☒	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: DFARS 252.217-7027, Contract Definitization (10USC2304(c)(2))
☐	D. OTHER (Specify type of modification and authority)
E. IMPORTANT: Contractor ☐ is not, ☒ is required to sign this document and return 1 copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

Modification Control Number:    nuckolsb11171

The purpose of this modification is to definitize Letter Contract HDTRA1-10-C-0079, dated June 4, 2010 and change costs to reflect those agreed upon.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print) J. David Boyle II — SVP & CFO	16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print) VICTOR E. CRAMER - Contracting Officer

15B. CONTRACTOR/OFFEROR	15C. DATE SIGNED	16B. UNITED STATES OF AMERICA	16C. DATE SIGNED

/s/ J. David Boyle II		/s/ Victor E. Cramer
(Signature of person authorized to sign)	03/03/2011	(Signature of Contracting Officer)	03-Mar-2011

NSN 7540-01-152-8070	STANDARD FORM 30 (REV. 10-83)
Previous edition unusable	Prescribed by GSA FAR (48 CFR) 53.243

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SECTION SF 30 BLOCK 14 CONTINUATION PAGE

SUMMARY OF CHANGES

SECTION A - SOLICITATION/CONTRACT FORM

The total cost of this contract was decreased by $258,170.60 from $18,000,000.00 to $17,741,829.40.

The vendor signature required has changed from not required to required.

The number of award copies required 1 has been added.

SECTION B - SUPPLIES OR SERVICES AND PRICES

Global Changes

CLIN 0001 – CLIN 0002

The contract type has changed from COST to CPFF.

CLIN 0001

The CLIN extended description has changed from The Contractor shall perform the tasks in accordance with the Statement of Work entitled “AVI BioPharma Project - H1N1 Countermeasure Development” dated 19 May 2010 to The Contractor shall perform the tasks in accordance with the Statement of Work entitled “AVI BioPharma Project - H1N1 Countermeasure Development” dated 17 June 2010.

The estimated/max cost has decreased by $[†] from $18,000,000.00 to $[†].

The fixed fee $[†] has been added.

The total cost of this line item has decreased by $258,170.60 from $18,000,000.00 to $17,741,829.40.

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0001	Lot					$17,741,829.40
	Non-personal services
	CPFF
	The Contractor shall perform the tasks in accordance with the Statement of Work entitled “AVI BioPharma Project - H1N1 Countermeasure Development” dated 17 June 2010.
	FOB: Destination
	PURCHASE REQUEST NUMBER: CBM100019095Z

	ESTIMATED COST				$	[†]
	FIXED FEE				$	[†]

	TOTAL EST COST + FEE					$17,741,829.40

SUBCLIN 000101

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ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
000101					$	[†	]
Funding
CPFF
FOB: Destination

	ESTIMATED COST				$	[†	]
	FIXED FEE				$	[†	]

	TOTAL EST COST + FEE				$	[†	]
	ACRN AA				$	[†	]
CIN: 000000000000000000000000000000

CLIN 0002

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0002						NSP
CDRLs
CPFF
The contractor shall deliver the data in accordance with the CDRLs in Exhibit A.
This Clin applies to Clins 0001.
FOB: Destination

	ESTIMATED COST				$	[†	]
	FIXED FEE				$	[†	]

	TOTAL EST COST + FEE				$	[†	]

SECTION D - PACKAGING AND MARKING

The following have been added by full text:

252.247-9001 PACKAGING AND MARKING

(a) All data contained in Exhibit A, Contract Data Requirements List (CDRL), DD Form 1423 delivered under this contract shall be delivered using best commercial practices to meet the packaging requirements of the carrier and to insure delivery, to the addressees specified on the Data Item Cover Sheet, at destination and in accordance with applicable security requirements.

(b) All data and correspondence submitted to the Contracting Officer shall reference the Contract Number, the CDRL number, and the date submitted. A copy of all correspondence sent to the Contracting Officer’s Representative (COR) or Project Manager shall be simultaneously provided to the Contracting Officer.

SECTION E - INSPECTION AND ACCEPTANCE

The following have been modified:

252.246-9000 INSPECTION AND ACCEPTANCE (JUL 2007)

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Government inspection and acceptance of data is specified on the Contract Data Requirements List, DD Form 1423. In accordance with FAR 52.246-8, inspection and acceptance for all work performed at any and all times under this contract shall be the responsibility of the:

    X     Contracting Officer’s Representative (COR) or Project Manager (PM). The Wide Area Work Flow (WAWF) Acceptor DoDDAC is located in DTRA 252.201-9000 Project Manager or DTRA 252.201-9002 Contracting Officer’s Representative.

             Administrative Contracting Officer (ACO). The WAWF Acceptor DoDAAC can be found in the “Administered By” block on page 1 of the contract.

(End of Clause)

SECTION F - DELIVERIES OR PERFORMANCE

The following have been added by reference:

52.242-15 Alt I	Stop-Work Order (Aug 1989) - Alternate I	APR 1984
52.247-34	F.O.B. Destination	NOV 1991

The following have been added by full text:

DEFINITIZATION/FINAL DELIVERY

This Supplemental Agreement is issued to definitize and supersede Letter Contract HDTRA1-10-C-0079, and constitutes full settlement of all claims and adjustments arising under the Letter Contract, except that any costs incurred thereunder shall be considered to have been made under this definitive modification. The referenced Letter Contract obligated $[†] to this contract. Modification P00002 obligated an additional $[†] to this contract. This Supplemental Agreement PZ0001 obligates $[†] for a total amount obligated on this contract of $[†]. The period of performance of this contract is from June 4, 2010 to June 3, 2011.

SECTION G - CONTRACT ADMINISTRATION DATA

The following have been added by full text:

252.216-9005 PROFIT OR FEE ON TRAVEL COSTS (JUL 2008)

Travel shall not be a profit or fee bearing cost element.

(End of clause)

252.232-9000    CONTRACT FUNDING PROFILE (OCT 1998)

Subject to FAR Clause 52.232-22, Limitation of Funds, the amount of $[†] is obligated for work to be performed during the period beginning with contract award and continuing through fund expenditure. Additional incremental funding planned, but not obligated, is:

FY11     $[†]

(End of clause)

252.232-9001 PRICES/COST

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a. Subject to the provisions of the Clauses of this Contract entitled LIMITATION OF FUNDS, ALLOWABLE COST AND PAYMENT, and FIXED FEE, the total allowable cost under this Contract shall not exceed $[†], which is the total estimated cost of the Contractor’s performance hereunder, exclusive of fixed fee. In addition, the Government shall pay the Contractor a fixed fee of $[†] for the performance of this Contract. It is understood and agreed that the Government’s obligation is limited to INCREMENTAL FUNDING in the amount of $[†]. Within this amount ($[†]), the fixed fee shall bear the same relationship to the total fixed fee, as the costs incurred bear to the total estimated cost.

b. Interim payment vouchers may be submitted for provisional payment pursuant to the Clauses of this Contract entitled ALLOWABLE COST AND PAYMENT and FIXED FEE.

252.232-9007    PAYMENT INFORMATION IN CENTRAL CONTRACTOR REGISTRATION (CCR) DATABASE

This contract contains FAR clause 52.204-7, Central Contractor Registration. All contractors must be registered in the CCR database prior to award, during performance, and through final payment of any contract, except for awards to foreign vendors for work to be performed outside the United States.

The Contractor is responsible for the accuracy and completeness of the data within the CCR, and for any liability resulting from the Government’s reliance on inaccurate or incomplete data. In addition to the contractor’s requirement to confirm on an annual basis that its information in the CCR database is accurate and complete, the contractor’s information in the CCR database must be updated whenever changes occur to the contractor’s remit-to data (e.g., account number, vendor name and address, etc.) and the paying office notified of any changes. The contractor’s failure to maintain accurate information in the CCR database could result in payment delays for which the Government shall not be liable.

252.242-9003    ASSIGNMENT OF CONTRACT ADMINISTRATION SERVICES (CAS) FUNCTIONS (AUG 2009)

a. The contract administration functions stated in FAR 42.302(a) are assigned to: See Page 1, Section A, Block 6 of this contract.

b. Notwithstanding that assignment, in accordance with FAR 42.202(b)(2), the following functions are determined to be best performed by the PCO and are retained by the DTRA Contracting Office:

(1) FAR 42.302(a)(3) Conduct Postaward orientation conferences.

(2) FAR 42.302(a)(20) Perform Postaward Security Administration.

(3) FAR 42.302(a)(40) Perform engineering surveillance to assess compliance with contractual terms for schedule, cost, and technical performance in the areas of design, development, and production.

(4) FAR 42.302(a)(51) In accordance with FAR 52.244-2, consent to the placement of subcontracts which have experimental, developmental, or research work as one of its purposes.

(5) Approval or disapproval of the data items listed on Exhibit A, DD Form 1423, Contract Data Requirements List.

(END OF CLAUSE)

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SECTION H - SPECIAL CONTRACT REQUIREMENTS

The following have been added by full text:

252.223-9002    PROTECTION OF HUMAN SUBJECTS (AUG 2010)

All research under this contract involving human subjects must be conducted in accordance with 32 CFR 219, 10 USC 980, and DoDD 3216.02, as well as other applicable federal and state regulations. Contractors must be cognizant of and abide by the additional restrictions and limitations imposed on the DoD regarding research involving human subjects, specifically as regards vulnerable populations (32 CFR 219 modifications to subparts B¬D of 45 CFR 46), recruitment of military research subjects (32 CFR 219), and surrogate consent (10 USC 980). Defense Threat Reduction Agency (DTRA) Directive 3216.01 establishes the DTRA Human Subjects Protection Program, sets forth the policies, defines the applicable terms, and delineates the procedures necessary to ensure DTRA compliance with federal and DoD regulations and legislation governing human subject research. The regulations mandate that all DoD activities, components, and agencies protect the rights and welfare of human subjects of study in DoD-supported research, development, test and evaluation, and related activities hereafter referred to as “research”. The requirement to comply with the regulations applies to new starts and to continuing research.

The DTRA directive requires that research using human subjects may not begin or continue until the Defense Threat Reduction Agency’s Research Oversight Board (ROB) has reviewed and approved the proposed protocol. Contractors and subcontractors are required to submit a valid federal assurance for their organization (institution, laboratory, facility) that has been issued by either DoD or the Department of Health and Human Services, and documentation of review of proposed protocols by the local Institutional Review Board (IRB) to include consent forms for any planned research using human subjects to the DTRA ROB for its review through the contracting officer’s representative (if assigned) or the contracting officer. The ROB review is separate from, and in addition to, local IRB review.

Written approval to begin research or subcontract for the use of human subjects under the proposed protocol will be provided in writing from the DTRA ROB, through the contracting officer. A copy of this approval shall be maintained by both the contractor and the government. Any proposed modifications or amendments to the approved protocol or consent forms must be submitted to the local IRB and the DTRA ROB for review and approval. Examples of modifications/amendments to the protocol include but are not limited to:

1) a change of the Principal Investigator

2) changes in duration or intensity of exposure to some stimulus or agent

3) changes in the information requested of volunteers, or changes to the use of specimens or data collected

4) changes in perceived or measured risks or benefits to volunteers that require changes to the study

Research pursuant to such modifications or amendments shall not be initiated without IRB and ROB approval except when necessary to eliminate apparent and immediate hazards to the subject(s).

Research projects lasting more than one year require IRB review at least annually, or more frequently as required by the responsible IRB. ROB review and approval is required annually. The contractor or subcontractor must provide documentation of continued IRB review of protocols for ROB review and approval in accordance with the Contract Data Requirements List. Research must not continue without renewed ROB approval unless necessary to eliminate apparent and immediate hazards to the subject(s).

Non-compliance with any provision of this clause may result in withholding of payments under the contract pursuant to the contract’s payments clause(s) and/or contract termination pursuant to the contract’s

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termination clause(s). The government shall not be responsible for any costs incurred for research involving human subjects prior to protocol approval by the ROB.

252.235-9001    PROHIBITION OF USE OF LABORATORY ANIMALS (JULY 2010) (DTRA)

The contractor shall obtain approval from the US Army Medical Research and Material Command (MRMC), Animal Care and Use Review Office (ACURO) prior to conducting research on live nonhuman vertebrates. Studies involving non-human primates, dogs, cats, or marine mammals will require a site visit by an ACURO laboratory animal veterinarian as a condition of approval. DoD may also conduct site visits involving research on other animals when deemed appropriate. The animal research facility is responsible for notifying the DoD sponsor if Association for the Assessment and Accreditation of Laboratory Animal Care accreditation is lost or the facility is under USDA inspection. DoD also has the right to a site inspection under these circumstances.

The contractor (including subcontractors) is expressly forbidden to use laboratory animals in any manner whatsoever without the express written approval of MRMC ACURO.

The contractor shall complete the ACURO Animal Use Appendix for Research Involving Animals found at the following web site: https://mrmc-www.army.mil/index.cfm?pageid=Research_Protections.acuro_AnimalAppendix. Submit the completed ACURO appendix, contact information, the DTRA contract number and a copy of the contract for processing to the email address listed at the ACURO website. Once ACURO approves the effort, the contractor will receive written approval to begin animal use from the US Army MRMC ACURO by separate email. The contractor shall promptly provide a copy of the approval to the contracting officer and contracting officer representative. After approval, changes or protocol amendments must be submitted to and approved by ACURO before implementation.

The contractor, or subcontractors as appropriate, shall submit the most recent U.S. Department of Agriculture Animal Care Inspection Report annually in accordance with the CDRL.

Non-compliance with any provision of this clause may result in the termination of the contract.

(End of Clause)

The following have been modified:

252.201-9002    CONTRACTING OFFICER’S REPRESENTATIVE (MAY 2007)

a.	The Contracting Officer’s Representative (COR) for this contract is:
X	See Separate Letter
Transformational Medical Technologies (TMT)
Defense Threat Reduction Agency
8725 John J. Kingman Rd, MS 6201
Fort Belvoir VA 22060-6201
WAWF Acceptor DoDAAC: HDTRA1

Defense Threat Reduction Agency/
1680 Texas St SE
Kirtland AFB NM 87117-5669

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Telephone number (505) -
e-mail address @abq.dtra.mil.
WAWF Acceptor DoDAAC: HDTRA2

b. The COR will act as the Contracting Officer’s Representative for technical matters providing technical direction and discussion as necessary with respect to the specification/statement of work and monitoring the progress and quality of the Contractor’s performance. The COR is NOT an Administrative Contracting Officer (ACO) and does not have the authority to take any action, either directly or indirectly that would change the pricing, quality, quantity, place of performance, delivery schedule, or any other terms and conditions of the contract, or to direct the accomplishment of effort, which goes beyond the scope of the specifications/statement of work in the contract.

c. When, in the opinion of the contractor, the COR requests effort outside the existing scope of the contract, the contractor shall promptly notify the Contracting Officer in writing. No action shall be taken by the contractor under such direction until the Contracting Officer has issued a modification to the contract or has otherwise resolved the issue.

The following have been deleted:

252.201-9001	Contracting Office Point of Contact (POC)	AUG 2001
252.204-9000	DTRA - Mailing Addresses/ Instructions	NOV 2004

SECTION I - CONTRACT CLAUSES

The following have been added by reference:

52.202-1	Definitions	JUL 2004
52.203-3	Gratuities	APR 1984
52.203-5	Covenant Against Contingent Fees	APR 1984
52.203-6	Restrictions On Subcontractor Sales To The Government	SEP 2006
52.203-7	Anti-Kickback Procedures	OCT 2010
52.203-8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity	JAN 1997
52.203-10	Price Or Fee Adjustment For Illegal Or Improper Activity	JAN 1997
52.203-12	Limitation On Payments To Influence Certain Federal Transactions	OCT 2010
52.203-13	Contractor Code of Business Ethics and Conduct	APR 2010
52.203-14	Display of Hotline Poster(s)	DEC 2007
52.204-4	Printed or Copied Double-Sided on Recycled Paper	AUG 2000
52.204-7	Central Contractor Registration	APR 2008
52.204-10	Reporting Executive Compensation and First-Tier Subcontract Awards	JUL 2010
52.209-6	Protecting the Government’s Interest When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment	SEP 2006
52.209-9	Updates of Publicly Available Information Regarding Responsibility Matters	JAN 2011
52.215-2	Audit and Records—Negotiation	OCT 2010
52.215-8	Order of Precedence—Uniform Contract Format	OCT 1997

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52.215-10	Price Reduction for Defective Certified Cost or Pricing Data	OCT 2010
52.215-12	Subcontractor Certified Cost or Pricing Data	OCT 2010
52.215-15	Pension Adjustments and Asset Reversions	OCT 2010
52.215-17	Waiver of Facilities Capital Cost of Money	OCT 1997
52.215-18	Reversion or Adjustment of Plans for Postretirement Benefits(PRB) Other than Pensions	JUL 2005
52.215-19	Notification of Ownership Changes	OCT 1997
52.215-21	Requirements for Certified Cost or Pricing Data or Information Other Than Certified Cost or Pricing Data—Modifications	OCT 2010
52.215-23	Limitations on Pass-Through Charges	OCT 2009
52.216-8	Fixed Fee	MAR 1997
52.219-8	Utilization of Small Business Concerns	MAY 2004
52.219-28	Post-Award Small Business Program Rerepresentation	APR 2009
52.222-3	Convict Labor	JUN 2003
52.222-21	Prohibition Of Segregated Facilities	FEB 1999
52.222-26	Equal Opportunity	MAR 2007
52.222-35	Equal Opportunity For Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans	SEP 2010
52.222-36	Affirmative Action For Workers With Disabilities	OCT 2010
52.222-37	Employment Reports on Veterans	SEP 2010
52.222-40	Notification of Employee Rights Under the National Labor Relations Act	DEC 2010
52.222-50	Combating Trafficking in Persons	FEB 2009
52.222-54	Employment Eligibility Verification	JAN 2009
52.223-6	Drug-Free Workplace	MAY 2001
52.223-14	Toxic Chemical Release Reporting	AUG 2003
52.223-18	Contractor Policy to Ban Text Messaging While Driving	SEP 2010
52.225-13	Restrictions on Certain Foreign Purchases	JUN 2008
52.227-1 Alt I	Authorization And Consent (Dec 2007) - Alternate I	APR 1984
52.227-2	Notice And Assistance Regarding Patent And Copyright Infringement	DEC 2007
52.227-11 Alt II	Patent Rights—Ownership by the Contractor (Dec 2007) - Alternate II	DEC 2007
52.228-7	Insurance—Liability To Third Persons	MAR 1996
52.232-9	Limitation On Withholding Of Payments	APR 1984
52.232-17	Interest	OCT 2010
52.232-20	Limitation Of Cost	APR 1984
52.232-23 Alt I	Assignment of Claims (Jan 1986) - Alternate I	APR 1984
52.232-25 Alt I	Prompt Payment (Oct 2008) Alternate I	FEB 2002
52.232-33	Payment by Electronic Funds Transfer—Central Contractor Registration	OCT 2003
52.233-1 Alt I	Disputes (Jul 2002) - Alternate I	DEC 1991
52.233-3 Alt I	Protest After Award (Aug 1996) - Alternate I	JUN 1985
52.233-4	Applicable Law for Breach of Contract Claim	OCT 2004
52.242-1	Notice of Intent to Disallow Costs	APR 1984
52.242-3	Penalties for Unallowable Costs	MAY 2001
52.242-4	Certification of Final Indirect Costs	JAN 1997
52.242-13	Bankruptcy	JUL 1995

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52.243-2 Alt V	Changes—Cost-Reimbursement (Aug 1987) - Alternate V	APR 1984
52.244-5	Competition In Subcontracting	DEC 1996
52.244-6	Subcontracts for Commercial Items	OCT 2010
52.245-1	Government Property	AUG 2010
52.245-9	Use And Charges	AUG 2010
52.246-8	Inspection Of Research And Development Cost Reimbursement	MAY 2001
52.246-25	Limitation Of Liability—Services	FEB 1997
52.249-6	Termination (Cost Reimbursement)	MAY 2004
52.251-1	Government Supply Sources	AUG 2010
52.253-1	Computer Generated Forms	JAN 1991
252.203-7000	Requirements Relating to Compensation of Former DoD Officials	JAN 2009
252.203-7001	Prohibition On Persons Convicted of Fraud or Other Defense-Contract-Related Felonies	DEC 2008
252.203-7002	Requirement to Inform Employees of Whistleblower Rights	JAN 2009
252.203-7003	Agency Office of the Inspector General	SEP 2010
252.204-7000	Disclosure Of Information	DEC 1991
252.204-7003	Control Of Government Personnel Work Product	APR 1992
252.204-7004 Alt A	Central Contractor Registration (52.204-7) Alternate A	SEP 2007
252.204-7008	Export-Controlled Items	APR 2010
252.205-7000	Provision Of Information To Cooperative Agreement Holders	DEC 1991
252.209-7004	Subcontracting With Firms That Are Owned or Controlled By The Government of a Terrorist Country	DEC 2006
252.211-7003	Item Identification and Valuation	SEP 2010
252.211-7007	Reporting of Government-Furnished Equipment in the DoD Item Unique Identification (IUID) Registry	NOV 2008
252.215-7000	Pricing Adjustments	DEC 1991
252.215-7002	Cost Estimating System Requirements	DEC 2006
252.222-7006	Restrictions on the Use of Mandatory Arbitration Agreements	DEC 2010
252.225-7004	Report of Intended Performance Outside the United States and Canada—Submission after Award	OCT 2010
252.225-7004	Report of Intended Performance Outside the United States and Canada—Submission after Award	OCT 2010
252.225-7006	Quarterly Reporting of Actual Contract Performance Outside the United States	OCT 2010
252.225-7012	Preference For Certain Domestic Commodities	JUN 2010
252.226-7001	Utilization of Indian Organizations and Indian-Owned Economic Enterprises, and Native Hawaiian Small Business Concerns	SEP 2004
252.227-7014	Rights in Noncommercial Computer Software and Noncommercial Computer Software Documentation	JUN 1995
252.227-7016	Rights in Bid or Proposal Information	JUN 1995
252.227-7019	Validation of Asserted Restrictions—Computer Software	JUN 1995
252.227-7027	Deferred Ordering Of Technical Data Or Computer Software	APR 1988
252.227-7030	Technical Data—Withholding Of Payment	MAR 2000

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252.227-7037	Validation of Restrictive Markings on Technical Data	SEP 1999
252.227-7039	Patents—Reporting Of Subject Inventions	APR 1990
252.231-7000	Supplemental Cost Principles	DEC 1991
252.232-7003	Electronic Submission of Payment Requests and Receiving Reports	MAR 2008
252.232-7010	Levies on Contract Payments	DEC 2006
252.235-7002	Animal Welfare	DEC 1991
252.235-7010	Acknowledgment of Support and Disclaimer	MAY 1995
252.235-7011	Final Scientific or Technical Report	NOV 2004
252.243-7002	Requests for Equitable Adjustment	MAR 1998
252.244-7000	Subcontracts for Commercial Items and Commercial Components (DoD Contracts)	AUG 2009
252.245-7002	Reporting Loss of Government Property	FEB 2011
252.247-7023	Transportation of Supplies by Sea	MAY 2002
252.247-7024	Notification Of Transportation Of Supplies By Sea	MAR 2000
252.251-7000	Ordering From Government Supply Sources	NOV 2004

The following have been added by full text:

52.216-7    ALLOWABLE COST AND PAYMENT (DEC 2002)

(a) Invoicing.

(1) The Government will make payments to the Contractor when requested as work progresses, but (except for small business concerns) not more often than once every 2 weeks, in amounts determined to be allowable by the Contracting Officer in accordance with Federal Acquisition Regulation (FAR) subpart 31.2 in effect on the date of this contract and the terms of this contract. The Contractor may submit to an authorized representative of the Contracting Officer, in such form and reasonable detail as the representative may require, an invoice or voucher supported by a statement of the claimed allowable cost for performing this contract.

(2) Contract financing payments are not subject to the interest penalty provisions of the Prompt Payment Act. Interim payments made prior to the final payment under the contract are contract financing payments, except interim payments if this contract contains Alternate I to the clause at 52.232-25.

(3) The designated payment office will make interim payments for contract financing on the 30th day after the designated billing office receives a proper payment request.

In the event that the Government requires an audit or other review of a specific payment request to ensure compliance with the terms and conditions of the contract, the designated payment office is not compelled to make payment by the specified due date.

(b) Reimbursing costs. (1) For the purpose of reimbursing allowable costs (except as provided in subparagraph (b)(2) of the clause, with respect to pension, deferred profit sharing, and employee stock ownership plan contributions), the term “costs” includes only—

(i) Those recorded costs that, at the time of the request for reimbursement, the Contractor has paid by cash, check, or other form of actual payment for items or services purchased directly for the contract;

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(ii) When the Contractor is not delinquent in paying costs of contract performance in the ordinary course of business, costs incurred, but not necessarily paid, for—

(A) Supplies and services purchased directly for the contract and associated financing payments to subcontractors, provided payments determined due will be made—

(1) In accordance with the terms and conditions of a subcontract or invoice; and

(2) Ordinarily within 30 days of the submission of the Contractor’s payment request to the Government;

(B) Materials issued from the Contractor’s inventory and placed in the production process for use on the contract;

(C) Direct labor;

(D) Direct travel;

(E) Other direct in-house costs; and

(F) Properly allocable and allowable indirect costs, as shown in the records maintained by the Contractor for purposes of obtaining reimbursement under Government contracts; and

(iii) The amount of financing payments that have been paid by cash, check, or other forms of payment to subcontractors.

(2) Accrued costs of Contractor contributions under employee pension plans shall be excluded until actually paid unless—

(i) The Contractor’s practice is to make contributions to the retirement fund quarterly or more frequently; and

(ii) The contribution does not remain unpaid 30 days after the end of the applicable quarter or shorter payment period (any contribution remaining unpaid shall be excluded from the Contractor’s indirect costs for payment purposes).

(3) Notwithstanding the audit and adjustment of invoices or vouchers under paragraph (g) of this clause, allowable indirect costs under this contract shall be obtained by applying indirect cost rates established in accordance with paragraph (d) of this clause.

(4) Any statements in specifications or other documents incorporated in this contract by reference designating performance of services or furnishing of materials at the Contractor’s expense or at no cost to the Government shall be disregarded for purposes of cost-reimbursement under this clause.

(c) Small business concerns. A small business concern may receive more frequent payments than every 2 weeks.

(d) Final indirect cost rates. (1) Final annual indirect cost rates and the appropriate bases shall be established in accordance with Subpart 42.7 of the Federal Acquisition Regulation (FAR) in effect for the period covered by the indirect cost rate proposal.

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(2)(i) The Contractor shall submit an adequate final indirect cost rate proposal to the Contracting Officer (or cognizant Federal agency official) and auditor within the 6-month period following the expiration of each of its fiscal years. Reasonable extensions, for exceptional circumstances only, may be requested in writing by the Contractor and granted in writing by the Contracting Officer. The Contractor shall support its proposal with adequate supporting data.

(ii) The proposed rates shall be based on the Contractor’s actual cost experience for that period. The appropriate Government representative and the Contractor shall establish the final indirect cost rates as promptly as practical after receipt of the Contractor’s proposal.

(3) The Contractor and the appropriate Government representative shall execute a written understanding setting forth the final indirect cost rates. The understanding shall specify (i) the agreed-upon final annual indirect cost rates, (ii) the bases to which the rates apply, (iii) the periods for which the rates apply, (iv) any specific indirect cost items treated as direct costs in the settlement, and (v) the affected contract and/or subcontract, identifying any with advance agreements or special terms and the applicable rates. The understanding shall not change any monetary ceiling, contract obligation, or specific cost allowance or disallowance provided for in this contract. The understanding is incorporated into this contract upon execution.

(4) Failure by the parties to agree on a final annual indirect cost rate shall be a dispute within the meaning of the Disputes clause.

(5) Within 120 days (or longer period if approved in writing by the Contracting Officer) after settlement of the final annual indirect cost rates for all years of a physically complete contract, the Contractor shall submit a completion invoice or voucher to reflect the settled amounts and rates.

(6)(i) If the Contractor fails to submit a completion invoice or voucher within the time specified in paragraph (d)(5) of this clause, the Contracting Officer may—

(A) Determine the amounts due to the Contractor under the contract; and

(B) Record this determination in a unilateral modification to the contract.

(ii) This determination constitutes the final decision of the Contracting Officer in accordance with the Disputes clause.

(e) Billing rates. Until final annual indirect cost rates are established for any period, the Government shall reimburse the Contractor at billing rates established by the Contracting Officer or by an authorized representative (the cognizant auditor), subject to adjustment when the final rates are established. These billing rates—

(1) Shall be the anticipated final rates; and

(2) May be prospectively or retroactively revised by mutual agreement, at either party’s request, to prevent substantial overpayment or underpayment.

(f) Quick-closeout procedures. Quick-closeout procedures are applicable when the conditions in FAR 42.708(a) are satisfied.

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(g) Audit. At any time or times before final payment, the Contracting Officer may have the Contractor’s invoices or vouchers and statements of cost audited. Any payment may be (1) Reduced by amounts found by the Contracting Officer not to constitute allowable costs or (2) Adjusted for prior overpayments or underpayments.

(h) Final payment. (1) Upon approval of a completion invoice or voucher submitted by the Contractor in accordance with paragraph (d)(4) of this clause, and upon the Contractor’s compliance with all terms of this contract, the Government shall promptly pay any balance of allowable costs and that part of the fee (if any) not previously paid.

(2) The Contractor shall pay to the Government any refunds, rebates, credits, or other amounts (including interest, if any) accruing to or received by the Contractor or any assignee under this contract, to the extent that those amounts are properly allocable to costs for which the Contractor has been reimbursed by the Government. Reasonable expenses incurred by the Contractor for securing refunds, rebates, credits, or other amounts shall be allowable costs if approved by the Contracting Officer. Before final payment under this contract, the Contractor and each assignee whose assignment is in effect at the time of final payment shall execute and deliver—

(i) An assignment to the Government, in form and substance satisfactory to the Contracting Officer, of refunds, rebates, credits, or other amounts (including interest, if any) properly allocable to costs for which the Contractor has been reimbursed by the Government under this contract; and

(ii) A release discharging the Government, its officers, agents, and employees from all liabilities, obligations, and claims arising out of or under this contract, except—

(A) Specified claims stated in exact amounts, or in estimated amounts when the exact amounts are not known;

(B) Claims (including reasonable incidental expenses) based upon liabilities of the Contractor to third parties arising out of the performance of this contract; provided, that the claims are not known to the Contractor on the date of the execution of the release, and that the Contractor gives notice of the claims in writing to the Contracting Officer within 6 years following the release date or notice of final payment date, whichever is earlier; and

(C) Claims for reimbursement of costs, including reasonable incidental expenses, incurred by the Contractor under the patent clauses of this contract, excluding, however, any expenses arising from the Contractor’s indemnification of the Government against patent liability.

(End of clause)

52.222-2    PAYMENT FOR OVERTIME PREMIUMS (JUL 1990)

(a) The use of overtime is authorized under this contract if the overtime premium cost does not exceed $[†] or the overtime premium is paid for work —

(1) Necessary to cope with emergencies such as those resulting from accidents, natural disasters, breakdowns of production equipment, or occasional production bottlenecks of a sporadic nature;

(2) By indirect-labor employees such as those performing duties in connection with administration, protection, transportation, maintenance, standby plant protection, operation of utilities, or accounting;

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(3) To perform tests, industrial processes, laboratory procedures, loading or unloading of transportation conveyances, and operations in flight or afloat that are continuous in nature and cannot reasonably be interrupted or completed otherwise; or

(4) That will result in lower overall costs to the Government.

(b) Any request for estimated overtime premiums that exceeds the amount specified above shall include all estimated overtime for contract completion and shall—

(1) Identify the work unit; e.g., department or section in which the requested overtime will be used, together with present workload, staffing, and other data of the affected unit sufficient to permit the Contracting Officer to evaluate the necessity for the overtime;

(2) Demonstrate the effect that denial of the request will have on the contract delivery or performance schedule;

(3) Identify the extent to which approval of overtime would affect the performance or payments in connection with other Government contracts, together with identification of each affected contract; and

(4) Provide reasons why the required work cannot be performed by using multishift operations or by employing additional personnel.

* Insert either “zero” or the dollar amount agreed to during negotiations. The inserted figure does not apply to the exceptions in paragraph (a)(1) through (a)(4) of the clause.

(End of clause)

52.232-22    LIMITATION OF FUNDS (APR 1984)

(a) The parties estimate that performance of this contract will not cost the Government more than (1) the estimated cost specified in the Schedule or, (2) if this is a cost-sharing contract, the Government’s share of the estimated cost specified in the Schedule. The Contractor agrees to use its best efforts to perform the work specified in the Schedule and all obligations under this contract within the estimated cost, which, if this is a cost-sharing contract, includes both the Government’s and the Contractor’s share of the cost.

(b) The Schedule specifies the amount presently available for payment by the Government and allotted to this contract, the items covered, the Government’s share of the cost if this is a cost-sharing contract, and the period of performance it is estimated the allotted amount will cover. The parties contemplate that the Government will allot additional funds incrementally to the contract up to the full estimated cost to the Government specified in the Schedule, exclusive of any fee. The Contractor agrees to perform, or have performed, work on the contract up to the point at which the total amount paid and payable by the Government under the contract approximates but does not exceed the total amount actually allotted by the Government to the contract.

(c) The Contractor shall notify the Contracting Officer in writing whenever it has reason to believe that the costs it expects to incur under this contract in the next 60 days, when added to all costs previously incurred, will exceed 75 percent of (1) the total amount so far allotted to the contract by the Government or, (2) if this is a cost-sharing contract, the amount then allotted to the contract by the Government plus the Contractor’s corresponding share. The notice shall state the estimated amount of additional funds required to continue performance for the period specified in the Schedule.

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(d) Sixty days before the end of the period specified in the Schedule, the Contractor shall notify the Contracting Officer in writing of the estimated amount of additional funds, if any, required to continue timely performance under the contract or for any further period specified in the Schedule or otherwise agreed upon, and when the funds will be required.

(e) If, after notification, additional funds are not allotted by the end of the period specified in the Schedule or another agreed-upon date, upon the Contractor’s written request the Contracting Officer will terminate this contract on that date in accordance with the provisions of the Termination clause of this contract. If the Contractor estimates that the funds available will allow it to continue to discharge its obligations beyond that date, it may specify a later date in its request, and the Contracting Officer may terminate this contract on that later date.

(f) Except as required by other provisions of this contract, specifically citing and stated to be an exception to this clause—

(1) The Government is not obligated to reimburse the Contractor for costs incurred in excess of the total amount allotted by the Government to this contract; and

(2) The Contractor is not obligated to continue performance under this contract (including actions under the Termination clause of this contract) or otherwise incur costs in excess of (i) the amount then allotted to the contract by the Government or, (ii) if this is a cost-sharing contract, the amount then allotted by the Government to the contract plus the Contractor’s corresponding share, until the Contracting Officer notifies the Contractor in writing that the amount allotted by the Government has been increased and specifies an increased amount, which shall then constitute the total amount allotted by the Government to this contract.

(g) The estimated cost shall be increased to the extent that (1) the amount allotted by the Government or, (2) if this is a cost-sharing contract, the amount then allotted by the Government to the contract plus the Contractor’s corresponding share, exceeds the estimated cost specified in the Schedule. If this is a cost-sharing contract, the increase shall be allocated in accordance with the formula specified in the Schedule.

(h) No notice, communication, or representation in any form other than that specified in subparagraph (f)(2) above, or from any person other than the Contracting Officer, shall affect the amount allotted by the Government to this contract. In the absence of the specified notice, the Government is not obligated to reimburse the Contractor for any costs in excess of the total amount allotted by the Government to this contract, whether incurred during the course of the contract or as a result of termination.

(i) When and to the extent that the amount allotted by the Government to the contract is increased, any costs the Contractor incurs before the increase that are in excess of (1) the amount previously allotted by the Government or, (2) if this is a cost-sharing contract, the amount previously allotted by the Government to the contract plus the Contractor’s corresponding share, shall be allowable to the same extent as if incurred afterward, unless the Contracting Officer issues a termination or other notice and directs that the increase is solely to cover termination or other specified expenses.

(j) Change orders shall not be considered an authorization to exceed the amount allotted by the Government specified in the Schedule, unless they contain a statement increasing the amount allotted.

(k) Nothing in this clause shall affect the right of the Government to terminate this contract. If this contract is terminated, the Government and the Contractor shall negotiate an equitable distribution of all property produced or purchased under the contract, based upon the share of costs incurred by each.

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(l) If the Government does not allot sufficient funds to allow completion of the work, the Contractor is entitled to a percentage of the fee specified in the Schedule equalling the percentage of completion of the work contemplated by this contract.

(End of clause)

52.244-2    SUBCONTRACTS (OCT 2010)

(a) Definitions. As used in this clause—

Approved purchasing system means a Contractor’s purchasing system that has been reviewed and approved in accordance with Part 44 of the Federal Acquisition Regulation (FAR).

Consent to subcontract means the Contracting Officer’s written consent for the Contractor to enter into a particular subcontract.

Subcontract means any contract, as defined in FAR Subpart 2.1, entered into by a subcontractor to furnish supplies or services for performance of the prime contract or a subcontract. It includes, but is not limited to, purchase orders, and changes and modifications to purchase orders.

(b) When this clause is included in a fixed-price type contract, consent to subcontract is required only on unpriced contract actions (including unpriced modifications or unpriced delivery orders), and only if required in accordance with paragraph (c) or (d) of this clause.

(c) If the Contractor does not have an approved purchasing system, consent to subcontract is required for any subcontract that—

(1) Is of the cost-reimbursement, time-and-materials, or labor-hour type; or

(2) Is fixed-price and exceeds—

(i) For a contract awarded by the Department of Defense, the Coast Guard, or the National Aeronautics and Space Administration, the greater of the simplified acquisition threshold or 5 percent of the total estimated cost of the contract; or

(ii) For a contract awarded by a civilian agency other than the Coast Guard and the National Aeronautics and Space Administration, either the simplified acquisition threshold or 5 percent of the total estimated cost of the contract.

(d) If the Contractor has an approved purchasing system, the Contractor nevertheless shall obtain the Contracting Officer’s written consent before placing the following subcontracts:

(e)(1) The Contractor shall notify the Contracting Officer reasonably in advance of placing any subcontract or modification thereof for which consent is required under paragraph (b), (c), or (d) of this clause, including the following information:

(i) A description of the supplies or services to be subcontracted.

(ii) Identification of the type of subcontract to be used.

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(iii) Identification of the proposed subcontractor.

(iv) The proposed subcontract price.

(v) The subcontractor’s current, complete, and accurate certified cost or pricing data and Certificate of Current Cost or Pricing Data, if required by other contract provisions.

(vi) The subcontractor’s Disclosure Statement or Certificate relating to Cost Accounting Standards when such data are required by other provisions of this contract.

(vii) A negotiation memorandum reflecting—

(A) The principal elements of the subcontract price negotiations;

(B) The most significant considerations controlling establishment of initial or revised prices;

(C) The reason certified cost or pricing data were or were not required;

(D) The extent, if any, to which the Contractor did not rely on the subcontractor’s certified cost or pricing data in determining the price objective and in negotiating the final price;

(E) The extent to which it was recognized in the negotiation that the subcontractor’s certified cost or pricing data were not accurate, complete, or current; the action taken by the Contractor and the subcontractor; and the effect of any such defective data on the total price negotiated;

(F) The reasons for any significant difference between the Contractor’s price objective and the price negotiated; and

(G) A complete explanation of the incentive fee or profit plan when incentives are used. The explanation shall identify each critical performance element, management decisions used to quantify each incentive element, reasons for the incentives, and a summary of all trade-off possibilities considered.

(2) The Contractor is not required to notify the Contracting Officer in advance of entering into any subcontract for which consent is not required under paragraph (c), (d), or (e) of this clause.

(f) Unless the consent or approval specifically provides otherwise, neither consent by the Contracting Officer to any subcontract nor approval of the Contractor’s purchasing system shall constitute a determination—

(1) Of the acceptability of any subcontract terms or conditions;

(2) Of the allowability of any cost under this contract; or

(3) To relieve the Contractor of any responsibility for performing this contract.

(g) No subcontract or modification thereof placed under this contract shall provide for payment on a cost-plus-a-percentage-of-cost basis, and any fee payable under cost-reimbursement type subcontracts shall not exceed the fee limitations in FAR 15.404-4(c)(4)(i).

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(h) The Contractor shall give the Contracting Officer immediate written notice of any action or suit filed and prompt notice of any claim made against the Contractor by any subcontractor or vendor that, in the opinion of the Contractor, may result in litigation related in any way to this contract, with respect to which the Contractor may be entitled to reimbursement from the Government.

(i)	The Government reserves the right to review the Contractor’s purchasing system as set forth in FAR Subpart 44.3.

(j) Paragraphs (c) and (e) of this clause do not apply to the following subcontracts, which were evaluated during negotiations:

[†]

[†]

[†]

[†]

[†]

[†]

[†]

[†]

[†]

(End of clause)

52.249-14    EXCUSABLE DELAYS (APR 1984)

(a) Except for defaults of subcontractors at any tier, the Contractor shall not be in default because of any failure to perform this contract under its terms if the failure arises from causes beyond the control and without the fault or negligence of the Contractor. Examples of these causes are (1) acts of God or of the public enemy, (2) acts of the Government in either its sovereign or contractual capacity, (3) fires, (4) floods, (5) epidemics, (6) quarantine restrictions, (7) strikes, (8) freight embargoes, and (9) unusually severe weather. In each instance, the failure to perform must be beyond the control and without the fault or negligence of the Contractor. “Default” includes failure to make progress in the work so as to endanger performance.

(b) If the failure to perform is caused by the failure of a subcontractor at any tier to perform or make progress, and if the cause of the failure was beyond the control of both the Contractor and subcontractor, and without the fault or negligence of either, the Contractor shall not be deemed to be in default, unless—

(1) The subcontracted supplies or services were obtainable from other sources;

(2) The Contracting Officer ordered the Contractor in writing to purchase these supplies or services from the other source; and

(3) The Contractor failed to comply reasonably with this order.

(c) Upon request of the Contractor, the Contracting Officer shall ascertain the facts and extent of the failure. If the Contracting Officer determines that any failure to perform results from one or more of the causes above, the delivery schedule shall be revised, subject to the rights of the Government under the termination clause of this contract.

(End of clause)

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52.252-2    CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es):

http://farsite.hill.af.mil/

(End of clause)

252.201-9003    LIMITATION OF AUTHORITY (JUN 2009)

No person in the Government, other than a Contracting Officer, has the authority to provide direction to the Contractor, which alters the Contractor’s obligations or changes this contract in any way. If any person representing the Government, other than a Contracting Officer, attempts to alter contract obligations, change the contract specifications/statement of work or tells the contractor to perform some effort which the Contractor believes to be outside the scope of this contract, the Contractor shall immediately notify the Procuring Contracting Officer (PCO). Contractor personnel shall not comply with any order or direction which they believe to be outside the scope of this contract unless the order or direction is issued by a Contracting Officer.

252.203-9000    Use of Senior Mentors (JUNE 2010)

(a) The use of senior mentors by the Defense Threat Reduction Agency (DTRA) enhances the readiness of the Agency across a wide range of strategic, operational, joint, functional, technical, management and development mission areas. The relevant prior service, joint force experience, and unique expertise of these senior consultants provide senior leadership with valuable insights and contribute to the continuous improvement of the Agencies’ operations.

(b) For the purposes of this clause, Senior Mentor is defined as a retired flag, general or other military officers (O-6) or retired senior civilian official (Senior Executive Service (SES), Senior Level (SL), Scientific and Professional (ST)) who provides expert experience-based mentoring, teaching, training, advice, and recommendations to senior military officers, staffs and students as they participate in war games, warfighting courses, operational planning, operational exercises, and decision-making exercises.

(c) In accordance with Secretary of Defense Memorandum entitled “Policy on Senior Mentors” dated April 1, 2010, DTRA will hire all senior mentors as highly qualified experts (HQE) under 5 U.S.C. 9903. This policy balances the need for DTRA to secure the specialized knowledge required for these operational exercises with the need to hire such experts in a manner that promotes public trust and confidence.

(d) The Contractor shall not include the use of senior mentors in bids or proposals for services/supplies offered to DTRA.

(e) The Contractor shall include the substance of this clause in all subcontracts.

(End of Clause)

252.203-9004    ETIOLOGIC AGENTS—BIOLOGICAL DEFENSE RESEARCH PROGRAM (FEB 2008)

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5) For purpose of this contract etiologic agent—biological defense program is defined as: any viable microorganism, or its toxin which causes or may cause human disease, including those agents listed in 42 CFR 73, 9 CFR 121, and 7 CFR 331, of the Department of Health and Human Services and Department of Agriculture regulations, respectively, and any agent of biological origin that poses a degree of hazard to those agents and is further identified by the US Army. The contractor shall comply with the following when working with etiologic agents:

1. 29 Code of Federal Regulations 1910, Occupational Health and Safety;

2. US Department of Health and Human Services (DHHS) and US Department of Agriculture, Select Agent Program(s), 42 CFR 73, 9 CFR 121, and 7 CFR 331; and

3. DHHS Publication No. 93-8395, Biosafety in Microbiological and Biomedical Laboratories, latest edition.

6) Etiologic agents shall be packaged, labeled, shipped, and transported in accordance with applicable Federal, State, and local laws and regulations, to include:

1. 42 CFR 72 (Interstate Shipment of Etiologic Agents);

2. 49 CFR 172 and 173 (Department of Transportation);

3. 9 CFR 122 (USDA Restricted Animal Pathogens);

4. International Air Transport Association Dangerous Goods Regulations;

5. The United States Postal Service shall not be used for transportation of BDRP related etiologic agents; and

6. If performance is outside of the United States, any additional procedures required by the nation where the work is to be performed.

252.203-9005, Implementation of Contractor Code of Business Ethics and Conduct (Dec 2008)

In accordance with FAR clause 52.203-13, Contractor Code of Business Ethics and Conduct, the designated “agency Office of the Inspector General” is the DoD OIG at the following address:

Office of the Inspector General

United States Department of Defense

Investigative Policy and Oversight

Contractor Disclosure Program

400 Army Navy Drive, Suite 1037

Arlington, VA 22202-4704

Toll Free Telephone: 866-429-8011

252.204-9004    IMPLEMENTATION OF DISCLOSURE OF INFORMATION (JUN 2007)

In accordance with DFARS 252.204-7000 Disclosure of Information, any information to be released shall be submitted at least 45 days before the proposed release date, for security and policy review. Submit one copy to each below:

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(a) Office of Public Affairs, DTRA/DIR/COS/PA, 8725 John J. Kingman Dr, MS 6201, Ft Belvoir VA 22060-6201.

(b) Contracting Officer

(c) Program Manager

(d) Task Order Manager

(End of Clause)

252.209-9002    NON-GOVERNMENT SUPPORT PERSONNEL (JAN 2008)

The following companies may have access to contractor information, technical data or computer software that may be marked as proprietary or otherwise marked with restrictive legends: Suntiva LLC (contract specialist support); Systems Research and Analysis (SRA, managing JPRAS); ITT Corporation (DTRIAC Technical Engineering Services); Booz Allen Hamilton (Administrative Support) and The Tauri Group (Advisory and Assistance Services). Each contract contains organizational conflict of interest provisions and/or includes contractual requirements for non-disclosure of proprietary contractor information or data/software marked with restrictive legends. The contractor, by submitting a proposal or entering into this contract, is deemed to have consented to the disclosure of its information to Suntiva LLC, SRA, ITT Corporation, Booz Allen Hamilton and The Tauri Group under conditions and limitations described herein.

252.215-9004    KEY PERSONNEL (FEB 2000)

The personnel listed below are considered essential to the work being performed hereunder. Prior to removing, replacing, or diverting any of the specified individuals, the Contractor shall notify the Contracting Officer reasonably in advance and shall submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on this Contract. No deviation shall be made by the Contractor without the prior written consent of the Contracting Officer; provided, that the Contracting Officer may ratify in writing the change, such ratification shall constitute the consent of the Contracting Officer required by this paragraph. The personnel listed below may, with the consent of the contracting parties, be amended from time to time during the course of the Contract to either add or delete personnel as appropriate.

Principal Investigator

252.216-9003    CONSULTANTS (OCT 1998)

Services of consultants shall be at rates and for periods approved in advance by the Contracting Officer. Requests for approval shall be submitted to the Contracting Officer sufficiently in advance of the need to use a consultant under this Contract. The request shall include (a) a copy of the proposed consultant agreement, (b) a brief biography of the consultant, and (c) an indication of the area(s) in which consultant’s expertise will be utilized and why it is essential for contract performance. In addition, significant deviations from the dollar amount approved for consultant services, or changes in the consultants to be utilized, must likewise be approved in advance upon submission of adequate justification.

252.227-7013    RIGHTS IN TECHNICAL DATA—NONCOMMERCIAL ITEMS. (NOV 1995)

(a) Definitions. As used in this clause:

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(1) Computer data base means a collection of data recorded in a form capable of being processed by a computer. The term does not include computer software.

(2) Computer program means a set of instructions, rules, or routines recorded in a form that is capable of causing a computer to perform a specific operation or series of operations.

(3) Computer software means computer programs, source code, source code listings, object code listings, design details, algorithms, processes, flow charts, formulae and related material that would enable the software to be reproduced, recreated, or recompiled. Computer software does not include computer data bases or computer software documentation.

(4) Computer software documentation means owner’s manuals, user’s manuals, installation instructions, operating instructions, and other similar items, regardless of storage medium, that explain the capabilities of the computer software or provide instructions for using the software.

(5) Detailed manufacturing or process data means technical data that describe the steps, sequences, and conditions of manufacturing, processing or assembly used by the manufacturer to produce an item or component or to perform a process.

(6) Developed means that an item, component, or process exists and is workable. Thus, the item or component must have been constructed or the process practiced. Workability is generally established when the item, component, or process has been analyzed or tested sufficiently to demonstrate to reasonable people skilled in the applicable art that there is a high probability that it will operate as intended. Whether, how much, and what type of analysis or testing is required to establish workability depends on the nature of the item, component, or process, and the state of the art. To be considered “developed,” the item, component, or process need not be at the stage where it could be offered for sale or sold on the commercial market, nor must the item, component, or process be actually reduced to practice within the meaning of Title 35 of the United States Code.

(7) Developed exclusively at private expense means development was accomplished entirely with costs charged to indirect cost pools, costs not allocated to a government contract, or any combination thereof.

(i) Private expense determinations should be made at the lowest practicable level.

(ii) Under fixed-price contracts, when total costs are greater than the firm-fixed-price or ceiling price of the contract, the additional development costs necessary to complete development shall not be considered when determining whether development was at government, private, or mixed expense.

(8) Developed exclusively with government funds means development was not accomplished exclusively or partially at private expense.

(9) Developed with mixed funding means development was accomplished partially with costs charged to indirect cost pools and/or costs not allocated to a government contract, and partially with costs charged directly to a government contract.

(10) Form, fit, and function data means technical data that describes the required overall physical, functional, and performance characteristics (along with the qualification requirements, if applicable) of an item, component, or process to the extent necessary to permit identification of physically and functionally interchangeable items.

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(11) Government purpose means any activity in which the United States Government is a party, including cooperative agreements with international or multi-national defense organizations, or sales or transfers by the United States Government to foreign governments or international organizations. Government purposes include competitive procurement, but do not include the rights to use, modify, reproduce, release, perform, display, or disclose technical data for commercial purposes or authorize others to do so.

(12) Government purpose rights means the rights to—

(i) Use, modify, reproduce, release, perform, display, or disclose technical data within the Government without restriction; and

(ii) Release or disclose technical data outside the Government and authorize persons to whom release or disclosure has been made to use, modify, reproduce, release, perform, display, or disclose that data for United States government purposes.

(13) Limited rights means the rights to use, modify, reproduce, release, perform, display, or disclose technical data, in whole or in part, within the Government. The Government may not, without the written permission of the party asserting limited rights, release or disclose the technical data outside the Government, use the technical data for manufacture, or authorize the technical data to be used by another party, except that the Government may reproduce, release or disclose such data or authorize the use or reproduction of the data by persons outside the Government if reproduction, release, disclosure, or use is—

(i) Necessary for emergency repair and overhaul; or

(ii) A release or disclosure of technical data (other than detailed manufacturing or process data) to, or use of such data by, a foreign government that is in the interest of the Government and is required for evaluational or informational purposes;

(iii) Subject to a prohibition on the further reproduction, release, disclosure, or use of the technical data; and

(iv) The contractor or subcontractor asserting the restriction is notified of such reproduction, release, disclosure, or use.

(14) Technical data means recorded information, regardless of the form or method of the recording, of a scientific or technical nature (including computer software documentation). The term does not include computer software or data incidental to contract administration, such as financial and/or management information.

(15) Unlimited rights means rights to use, modify, reproduce, perform, display, release, or disclose technical data in whole or in part, in any manner, and for any purpose whatsoever, and to have or authorize others to do so.

(b) Rights in technical data. The Contractor grants or shall obtain for the Government the following royalty free, world-wide, nonexclusive, irrevocable license rights in technical data other than computer software documentation (see the Rights in Noncommercial Computer Software and Noncommercial Computer Software Documentation clause of this contract for rights in computer software documentation):

(1) Unlimited rights.

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The Government shall have unlimited rights in technical data that are—

(i) Data pertaining to an item, component, or process which has been or will be developed exclusively with Government funds;

(ii) Studies, analyses, test data, or similar data produced for this contract, when the study, analysis, test, or similar work was specified as an element of performance;

(iii) Created exclusively with Government funds in the performance of a contract that does not require the development, manufacture, construction, or production of items, components, or processes;

(iv) Form, fit, and function data;

(v) Necessary for installation, operation, maintenance, or training purposes (other than detailed manufacturing or process data);

(vi) Corrections or changes to technical data furnished to the Contractor by the Government;

(vii) Otherwise publicly available or have been released or disclosed by the Contractor or subcontractor without restrictions on further use, release or disclosure, other than a release or disclosure resulting from the sale, transfer, or other assignment of interest in the technical data to another party or the sale or transfer of some or all of a business entity or its assets to another party;

(viii) Data in which the Government has obtained unlimited rights under another Government contract or as a result of negotiations; or

(ix) Data furnished to the Government, under this or any other Government contract or subcontract thereunder, with-

(A) Government purpose license rights or limited rights and the restrictive condition(s) has/have expired; or

(B) Government purpose rights and the Contractor’s exclusive right to use such data for commercial purposes has expired.

(2) Government purpose rights.

(i) The Government shall have government purpose rights for a five-year period, or such other period as may be negotiated, in technical data—

(A) That pertain to items, components, or processes developed with mixed funding except when the Government is entitled to unlimited rights in such data as provided in paragraphs (b)(ii) and (b)(iv) through (b)(ix) of this clause; or

(B) Created with mixed funding in the performance of a contract that does not require the development, manufacture, construction, or production of items, components, or processes.

(ii) The five-year period, or such other period as may have been negotiated, shall commence upon execution of the contract, subcontract, letter contract (or similar contractual instrument), contract modification, or option exercise that required development of the items, components, or processes or creation of the data described in

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paragraph (b)(2)(i)(B) of this clause. Upon expiration of the five-year or other negotiated period, the Government shall have unlimited rights in the technical data.

(iii) The Government shall not release or disclose technical data in which it has government purpose rights unless-

(A) Prior to release or disclosure, the intended recipient is subject to the non-disclosure agreement at 227.7103-7 of the Defense Federal Acquisition Regulation Supplement (DFARS); or

(B) The recipient is a Government contractor receiving access to the data for performance of a Government contract that contains the clause at DFARS 252.227-7025, Limitations on the Use or Disclosure of Government-Furnished Information Marked with Restrictive Legends.

(iv) The Contractor has the exclusive right, including the right to license others, to use technical data in which the Government has obtained government purpose rights under this contract for any commercial purpose during the time period specified in the government purpose rights legend prescribed in paragraph (f)(2) of this clause.

(3) Limited rights.

(i) Except as provided in paragraphs (b)(1)(ii) and (b)(1)(iv) through (b)(1)(ix) of this clause, the Government shall have limited rights in technical data—

(A) Pertaining to items, components, or processes developed exclusively at private expense and marked with the limited rights legend prescribed in paragraph (f) of this clause; or

(B) Created exclusively at private expense in the performance of a contract that does not require the development, manufacture, construction, or production of items, components, or processes.

(ii) The Government shall require a recipient of limited rights data for emergency repair or overhaul to destroy the data and all copies in its possession promptly following completion of the emergency repair/overhaul and to notify the Contractor that the data have been destroyed.

(iii) The Contractor, its subcontractors, and suppliers are not required to provide the Government additional rights to use, modify, reproduce, release, perform, display, or disclose technical data furnished to the Government with limited rights. However, if the Government desires to obtain additional rights in technical data in which it has limited rights, the Contractor agrees to promptly enter into negotiations with the Contracting Officer to determine whether there are acceptable terms for transferring such rights. All technical data in which the Contractor has granted the Government additional rights shall be listed or described in a license agreement made part of the contract. The license shall enumerate the additional rights granted the Government in such data.

(4) Specifically negotiated license rights.

The standard license rights granted to the Government under paragraphs (b)(1) through (b)(3) of this clause, including the period during which the Government shall have government purpose rights in technical data, may be modified by mutual agreement to provide such rights as the parties consider appropriate but shall not provide the Government lesser rights than are enumerated in paragraph (a)(13) of this clause. Any rights so negotiated shall be identified in a license agreement made part of this contract.

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(5) Prior government rights.

Technical data that will be delivered, furnished, or otherwise provided to the Government under this contract, in which the Government has previously obtained rights shall be delivered, furnished, or provided with the pre-existing rights, unless—

(i) The parties have agreed otherwise; or

(ii) Any restrictions on the Government’s rights to use, modify, reproduce, release, perform, display, or disclose the data have expired or no longer apply.

(6) Release from liability.

The Contractor agrees to release the Government from liability for any release or disclosure of technical data made in accordance with paragraph (a)(13) or (b)(2)(iii) of this clause, in accordance with the terms of a license negotiated under paragraph (b)(4) of this clause, or by others to whom the recipient has released or disclosed the data and to seek relief solely from the party who has improperly used, modified, reproduced, released, performed, displayed, or disclosed Contractor data marked with restrictive legends.

(c) Contractor rights in technical data. All rights not granted to the Government are retained by the Contractor.

(d) Third party copyrighted data The Contractor shall not, without the written approval of the Contracting Officer, incorporate any copyrighted data in the technical data to be delivered under this contract unless the Contractor is the copyright owner or has obtained for the Government the license rights necessary to perfect a license or licenses in the deliverable data of the appropriate scope set forth in paragraph (b) of this clause, and has affixed a statement of the license or licenses obtained on behalf of the Government and other persons to the data transmittal document.

(e) Identification and delivery of data to be furnished with restrictions on use, release, or disclosure. (1) This paragraph does not apply to restrictions based solely on copyright.

(2) Except as provided in paragraph (e)(3) of this clause, technical data that the Contractor asserts should be furnished to the Government with restrictions on use, release, or disclosure are identified in an attachment to this contract (the Attachment). The Contractor shall not deliver any data with restrictive markings unless the data are listed on the Attachment.

(3) In addition to the assertions made in the Attachment, other assertions may be identified after award when based on new information or inadvertent omissions unless the inadvertent omissions would have materially affected the source selection decision. Such identification and assertion shall be submitted to the Contracting Officer as soon as practicable prior to the scheduled date for delivery of the data, in the following format, and signed by an official authorized to contractually obligate the Contractor: Identification and Assertion of Restrictions on the Government’s Use, Release, or Disclosure of Technical Data.

The Contractor asserts for itself, or the persons identified below, that the Government’s rights to use, release, or disclose the following technical data should be restricted—

Technical data to be Furnished With Restrictions \1/	Basis for Assertion \2/	Asserted Rights Category \3/	Name of Person Asserting Restrictions \4/

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(LIST)	(LIST)	(LIST)	(LIST)

\1/ If the assertion is applicable to items, components or processes developed at private expense, identify both the data and each such items, component, or process.

\2/ Generally, the development of an item, component, or process at private expense, either exclusively or partially, is the only basis for asserting restrictions on the Government’s rights to use, release, or disclose technical data pertaining to such items, components, or processes. Indicate whether development was exclusively or partially at private expense. If development was not at private expense, enter the specific reason for asserting that the Government’s rights should be restricted.

\3/ Enter asserted rights category (e.g., government purpose license rights from a prior contract, rights in SBIR data generated under another contract, limited or government purpose rights under this or a prior contract, or specifically negotiated licenses).

\4/ Corporation, individual, or other person, as appropriate.

Date

Printed Name and Title

Signature

(End of identification and assertion)

(4) When requested by the Contracting Officer, the Contractor shall provide sufficient information to enable the Contracting Officer to evaluate the Contractor’s assertions. The Contracting Officer reserves the right to add the Contractor’s assertions to the Attachment and validate any listed assertion, at a later date, in accordance with the procedures of the Validation of Restrictive Markings on Technical Data clause of this contract.

(f) Marking requirements. The Contractor, and its subcontractors or suppliers, may only assert restrictions on the Government’s rights to use, modify, reproduce, release, perform, display, or disclose technical data to be delivered under this contract by marking the deliverable data subject to restriction. Except as provided in paragraph (f)(5) of this clause, only the following legends are authorized under this contract: the government purpose rights legend at paragraph (f)(2) of this clause; the limited rights legend at paragraph (f)(3) of this clause; or the special license rights legend at paragraph (f)(4) of this clause; and/or a notice of copyright as prescribed under 17 U.S.C. 401 or 402.

(1) General marking instructions. The Contractor, or its subcontractors or suppliers, shall conspicuously and legibly mark the appropriate legend on all technical data that qualify for such markings. The authorized legends shall be placed on the transmittal document or storage container and, for printed material, each page of the printed material containing technical data for which restrictions are asserted. When only portions of a page of printed material are subject to the asserted restrictions, such portions shall be identified by circling, underscoring, with a note, or other appropriate identifier. Technical data transmitted directly from one computer or computer terminal to another shall contain a notice of asserted restrictions. Reproductions of

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technical data or any portions thereof subject to asserted restrictions shall also reproduce the asserted restrictions.

(2) Government purpose rights markings. Data delivered or otherwise furnished to the Government purpose rights shall be marked as follows:

Government Purpose Rights

Contract No.

Contractor Name

Contractor Address

Expiration Date

The Government’s rights to use, modify, reproduce, release, perform, display, or disclose these technical data are restricted by paragraph (b)(2) of the Rights in Technical Data—Noncommercial Items clause contained in the above identified contract. No restrictions apply after the expiration date shown above. Any reproduction of technical data or portions thereof marked with this legend must also reproduce the markings.

(End of legend)

(3) Limited rights markings. Data delivered or otherwise furnished to the Government with limited rights shall be marked with the following legend:

Limited Rights

Contract No.

Contractor Name

Contractor Address

The Government’s rights to use, modify, reproduce, release, perform, display, or disclose these technical data are restricted by paragraph (b)(3) of the Rights in Technical Data—Noncommercial Items clause contained in the above identified contract. Any reproduction of technical data or portions thereof marked with this legend must also reproduce the markings. Any person, other than the Government, who has been provided access to such data must promptly notify the above named Contractor.

(End of legend)

(4) Special license rights markings. (i) Data in which the Government’s rights stem from a specifically negotiated license shall be marked with the following legend:

Special License Rights

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The Government’s rights to use, modify, reproduce, release, perform, display, or disclose these data are restricted by Contract No.              (Insert contract number)             , License No.              (Insert license identifier)             . Any reproduction of technical data or portions thereof marked with this legend must also reproduce the markings.

(End of legend)

(ii) For purposes of this clause, special licenses do not include government purpose license rights acquired under a prior contract (see paragraph (b)(5) of this clause).

(5) Pre-existing data markings. If the terms of a prior contract or license permitted the Contractor to restrict the Government’s rights to use, modify, reproduce, release, perform, display, or disclose technical data deliverable under this contract, and those restrictions are still applicable, the Contractor may mark such data with the appropriate restrictive legend for which the data qualified under the prior contract or license. The marking procedures in paragraph (f)(1) of this clause shall be followed.

(g) Contractor procedures and records. Throughout performance of this contract, the Contractor and its subcontractors or suppliers that will deliver technical data with other than unlimited rights, shall—

(l) Have, maintain, and follow written procedures sufficient to assure that restrictive markings are used only when authorized by the terms of this clause; and

(2) Maintain records sufficient to justify the validity of any restrictive markings on technical data delivered under this contract.

(h) Removal of unjustified and nonconforming markings. (1) Unjustified technical data markings. The rights and obligations of the parties regarding the validation of restrictive markings on technical data furnished or to be furnished under this contract are contained in the Validation of Restrictive Markings on Technical Data clause of this contract. Notwithstanding any provision of this contract concerning inspection and acceptance, the Government may ignore or, at the Contractor’s expense, correct or strike a marking if, in accordance with the procedures in the Validation of Restrictive Markings on Technical Data clause of this contract, a restrictive marking is determined to be unjustified.

(2) Nonconforming technical data markings. A nonconforming marking is a marking placed on technical data delivered or otherwise furnished to the Government under this contract that is not in the format authorized by this contract. Correction of nonconforming markings is not subject to the validation of Restrictive Markings on Technical Data clause of this contract. If the Contracting Officer notifies the Contractor of a nonconforming marking and the Contractor fails to remove or correct such marking within sixty (60) days, the Government may ignore or, at the Contractor’s expense, remove or correct any nonconforming marking.

(i) Relation to patents. Nothing contained in this clause shall imply a license to the Government under any patent or be construed as affecting the scope of any license or other right otherwise granted to the Government under any patent.

(j) Limitation on charges for rights in technical data. (1) The Contractor shall not charge to this contract any cost, including, but not limited to, license fees, royalties, or similar charges, for rights in technical data to be delivered under this contract when—

(i) The Government has acquired, by any means, the same or greater rights in the data; or

(ii) The data are available to the public without restrictions.

(2) The limitation in paragraph (j)(1) of this clause—

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(i) Includes costs charged by a subcontractor or supplier, at any tier, or costs incurred by the Contractor to acquire rights in subcontractor or supplier technical data, if the subcontractor or supplier has been paid for such rights under any other Government contract or under a license conveying the rights to the Government; and

(ii) Does not include the reasonable costs of reproducing, handling, or mailing the documents or other media in which the technical data will be delivered.

(k) Applicability to subcontractors or suppliers. (1) The Contractor shall ensure that the rights afforded its subcontractors and suppliers under 10 U.S.C. 2320, 10 U.S.C. 2321, and the identification, assertion, and delivery processes of paragraph (e) of this clause are recognized and protected.

(2) Whenever any technical data for noncommercial items is to be obtained from a subcontractor or supplier for delivery to the Government under this contract, the Contractor shall use this same clause in the subcontract or other contractual instrument, and require its subcontractors or suppliers to do so, without alteration, except to identify the parties. No other clause shall be used to enlarge or diminish the Government’s, the Contractor’s, or a higher-tier subcontractor’s or supplier’s rights in a subcontractor’s or supplier’s technical data.

(3) Technical data required to be delivered by a subcontractor or supplier shall normally be delivered to the next higher-tier contractor, subcontractor, or supplier. However, when there is a requirement in the prime contract for data which may be submitted with other than unlimited rights by a subcontractor or supplier, then said subcontractor or supplier may fulfill its requirement by submitting such data directly to the Government, rather than through a higher-tier contractor, subcontractor, or supplier.

(4) The Contractor and higher-tier subcontractors or suppliers shall not use their power to award contracts as economic leverage to obtain rights in technical data from their subcontractors or suppliers. (5) In no event shall the Contractor use its obligation to recognize and protect subcontractor or supplier rights in technical data as an excuse for failing to satisfy its contractual obligations to the Government.

(End of clause)

252.235-7004    PROTECTION OF HUMAN SUBJECTS (JUL 2009) (a) Definitions. As used in this clause—

(1) Assurance of compliance means a written assurance that an institution will comply with requirements of 32 CFR Part 219, as well as the terms of the assurance, which the Human Research Protection Official determines to be appropriate for the research supported by the Department of Defense (DoD) component (32 CFR 219.103).

(2) Human Research Protection Official (HRPO) means the individual designated by the head of the applicable DoD component and identified in the component’s Human Research Protection Management Plan as the official who is responsible for the oversight and execution of the requirements of this clause, although some DoD components may use a different title for this position.

(3) Human subject means a living individual about whom an investigator (whether professional or student) conducting research obtains data through intervention or interaction with the individual, or identifiable private information (32 CFR 219.102(f)). For example, this could include the use of human organs, tissue, and body fluids from individually identifiable living human subjects as well as graphic, written, or recorded information derived from individually identifiable living human subjects.

(4) Institution means any public or private entity or agency (32 CFR 219.102(b)).

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(5) Institutional Review Board (IRB) means a board established for the purposes expressed in 32 CFR Part 219 (32 CFR 219.102(g)).

(6) IRB approval means the determination of the IRB that the research has been reviewed and may be conducted at an institution within the constraints set forth by the IRB and by other institutional and Federal requirements (32 CFR 219.102(h)).

(7) Research means a systematic investigation, including research, development, testing, and evaluation, designed to develop or contribute to generalizable knowledge. Activities that meet this definition constitute research for purposes of 32 CFR Part 219, whether or not they are conducted or supported under a program that is considered research for other purposes. For example, some demonstration and service programs may include research activities (32 CFR 219.102(d)).

(b) The Contractor shall oversee the execution of the research to ensure compliance with this clause. The Contractor shall comply fully with 32 CFR Part 219 and DoD Directive 3216.02, applicable DoD component policies, 10 U.S.C. 980, and, when applicable, Food and Drug Administration policies and regulations.

(c) The Contractor shall not commence performance of research involving human subjects that is covered under 32 CFR Part 219 or that meets exemption criteria under 32 CFR 219.101(b), or expend funding on such effort, until and unless the conditions of either the following paragraph (c)(1) or (c)(2) have been met:

(1) The Contractor furnishes to the HRPO, with a copy to the Contracting Officer, an assurance of compliance and IRB approval and receives notification from the Contracting Officer that the HRPO has approved the assurance as appropriate for the research under the Statement of Work and also that the HRPO has reviewed the protocol and accepted the IRB approval for compliance with the DoD component policies. The Contractor may furnish evidence of an existing assurance of compliance for acceptance by the HRPO, if an appropriate assurance has been approved in connection with previous research. The Contractor shall notify the Contracting Officer immediately of any suspensions or terminations of the assurance.

(2) The Contractor furnishes to the HRPO, with a copy to the Contracting Officer, a determination that the human research proposed meets exemption criteria in 32 CFR 219.101(b) and receives written notification from the Contracting Officer that the exemption is determined acceptable. The determination shall include citation of the exemption category under 32 CFR 219.101(b) and a rationale statement. In the event of a disagreement regarding the Contractor’s furnished exemption determination, the HRPO retains final judgment on what research activities or classes of research are covered or are exempt under the contract.

(d) DoD staff, consultants, and advisory groups may independently review and inspect the Contractor’s research and research procedures involving human subjects and, based on such findings, DoD may prohibit research that presents unacceptable hazards or otherwise fails to comply with DoD procedures.

(e) Failure of the Contractor to comply with the requirements of this clause will result in the issuance of a stop-work order under Federal Acquisition Regulation clause 52.242-15 to immediately suspend, in whole or in part, work and further payment under this contract, or will result in other issuance of suspension of work and further payment for as long as determined necessary at the discretion of the Contracting Officer.

(f) The Contractor shall include the substance of this clause, including this paragraph (f), in all subcontracts that may include research involving human subjects in accordance with 32 CFR Part 219, DoD Directive 3216.02, and 10 U.S.C. 980, including research that meets exemption criteria under 32 CFR 219.101(b). This clause does not apply to subcontracts that involve only the use of cadaver materials.

(End of clause)

252.235-9000    SOURCES OF INFORMATION (JULY 2000)

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a. The results of the research to be delivered to the Government under this Contract shall embody the most recent reliable information in the field which is available to the Contractor from private and governmental sources, and the Contractor agrees to utilize all sources of such information available to it. In this connection, information in this field which is in the control of DTRA shall, with the consent of the Contracting Officer’s Representative (COR) and under such safeguards and procedures as he/she may prescribe, be made available to the Contractor on request. Additionally, the Contractor is encouraged to make use of the resources available through the Defense Threat Reduction Information Analysis Center (DTRIAC), 1680 Texas Street, Southeast, Kirtland AFB, New Mexico 87117.

b. Reasonable assistance in obtaining access to information, or in obtaining permission to use Government or private facilities, will be given to the Contractor by DTRA. Specifically, the Contractor must register with the Defense Technical Information Center, ATTN: DTIC, 8725 John J. Kingman Road, Suite 0944, Fort Belvoir, VA 22060-6218, in accordance with Defense Logistics Agency (DLA) Regulation 4185.10, Certification and Registration for Access to DoD Defense Technical Information. DD Form 1540, the registration form, shall be forwarded to the DTRA Contracting Officer for approval (DFARS 35.010(b)).

(End of clause)

252.242-9000    CONTRACTOR PERFORMANCE ASSESSMENT REPORTING SYSTEM (CPARS)

1. As required by FAR Part 42.1503, and DTRA policy for the Contractor Performance Assessment Reporting System (CPARS) and Past Performance Automated Information System (PPAIS) effective July, 2001, the Government shall complete a CPAR each year of the period of performance of this contract. The contractor will have an opportunity to provide their comments in each CPAR before it is finalized. In accordance with DTRA CPARS policy the completed CPARs will be entered into the Department of Defense Past Performance Automated Information System (PPAIS), a retrieval system for source selection teams to access the CPARs of contractors’ performance. The DTRA CPARS and PPAIS policy includes an explanation of the process and procedures that will be utilized under this contract. A copy is available for contractor reference via the DTRAlink (www.dtra.mil) by accessing Acquisition, How We Do Business.

2. The CPARs shall occur annually in accordance with the schedule established below:

(i) Initial CPAR: 12 months after contract start date (date performance begins)

TBD (by PCO)

(ii) Interim CPAR(s) will be performed annually on the anniversary of the contract start date according to the following schedule:

TBD (by PCO)

(iii) A Final CPAR will be completed upon contract termination, transfer of program management/contract management responsibility outside of DTRA, the delivery of the final end item on contract and/or the completion of the performance period.

(iv) An Out-of-Cycle CPAR may be required when there is a significant change in performance that alters the assessment in one or more evaluation area(s). An Out-of-Cycle CPAR is optional and shall be processed in accordance with Attachment

3. Each CPAR shall only cover the period elapsing from the last annual CPAR. The final CPAR shall not be used to summarize or “roll-up” the contractor’s performance under the entire contract. Each annual CPAR and the final CPAR together will comprise a total picture of contractor performance.

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4. At the request of the Government, a verbal, informal review of the Contractor’s performance may be held 3-6 months before the completion of the Interim or Final Evaluation periods. This review entails discussing any problems or areas of concern regarding the Contractor’s performance to date. No written evaluation form or other formal documentation is required for this evaluation. It may be conducted with the Contractor by telephone, teleconference or face-to-face. This is designed to offer the Contractor an opportunity to correct known deficiencies or weaknesses prior to the formal written evaluation.

5. As set forth in DTRA CPARS policy, any disagreements between the Contractor and the Program Manager regarding the CPAR(s) that cannot be resolved shall be reviewed by the designated Reviewing Official prior to finalization of the CPAR.

6. Special Requirements for Indefinite Delivery Contracts (IDIQ and Requirements type), CPARs shall be processed (select one)

             for all existing orders (combined) at the time the CPAR is processed on an order-by-order basis

             on a grouped order basis

7. The policy and procedures set forth in this clause and DTRA CPARS policy are not subject to “Disputes” as described in FAR Part 33.

252.245-9000    Government Property (AUG 2009)

(a) In accordance with FAR 52.245-1(b), Property Management, and FAR 52.245-1(f), Contractor Plans and Systems, the Contractor shall have a system to manage (control, use, preserve, protect, repair and maintain) Government property in its possession.

(b) The Contract Data Requirements Lists (CDRLs) associated with the Property for this Contract are contained in Exhibit “A” and included in Section J of this contract. The spreadsheet required by the CDRL entitled “Master Government Property List (MGPL) will be incorporated in Section J of this contract.

(c) The Contractor shall provide to the Government an updated MGPL according to the CDRL.

(d) The Government Site Visits/Physical Inventory – The DTRA will annually verify the Property in the Possession of the Contractor. The Contactor’s Point of Contact shall coordinate with the Program Manager/Contracting Officer Representative or DTRA Accountable Property Officer (APO) on prearranged site visits upon request.

(e) The Contractor shall annually conduct and provide to the DTRA a physical inventory report of ALL Government Property in its possession according to the Master Government Property List (Physical Inventory) CDRL.

(f) The physical inventory report shall be validated/confirmed via signature by both the Contractor’s Property Administrator and the DTRA’s Government Representative (i.e. COR, APO, etc.). Inventory discrepancies must be reported immediately to the Contracting Officer, COR/Program Manager and resolved by the DTRA APO.

(g) The Contractor shall provide all CDRL reports to the Government electronically in a spreadsheet using Microsoft Office Excel. Unless otherwise specified, the contractor shall submit all data through the IUID Registry.

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252.247-9000    GOVERNMENT CONTRACTOR TRAVEL (JUL 2007)

The Joint Travel Regulation (JTR), Appendix E, Part I.A.1.b., states invitational travel applies to individuals acting in a capacity that is related directly to, or in connection with, official DOD activities; however, this does not include a contractor’s employee traveling in the performance of the contract. Appendix E, Part I.B.4. RESTRICTIONS, further states invitational travel must not be authorized for contractors. Appendix E, Part III states neither the JFTR nor the JTR may be used as official contractor travel regulations as they apply to uniformed personnel and Defense Department civilian employees and contain provisions, the use of which is illegal by contractors. The JTR can be viewed at https://secureapp2.hqda.pentagon.mil/perdiem

Discounts may be obtained for some travel related services (identified below); however, commercial vendors are under no obligation to extend Government rates for the Government’s travel and transportation programs to contractors working on behalf of the Federal Government. Contractors must contact their Contracting Officer Representative (COR) to obtain a Government Contractor Official Travel Letter of Identification, signed by the authorizing Contracting Officer.

Contract City-Pair Air Passenger Transportation Program and Other Government Fares. Use of GSA contract city-pair air passenger fares is governed by GSA’s contracts with the airlines and by the Defense Transportation Regulation (DOD 4500.9-R), Part I, Chapter 103. Use of other airfares reserved for Government employees on official business is governed by the airline fare structure and rules. Government contractors are not eligible to participate in the GSA city-pairs program for air passenger transportation services as of October 1, 1998.

Rail Service. Commercial passenger rail vendors may voluntarily offer discount rates to contractors traveling who are on official Government business at the vendor’s discretion.

Lodging Programs. GSA and Services’ lodging programs may voluntarily offer discount rates to contractors who are on official Government business at the vendor’s discretion.

Car Rental Program. Military Surface Deployment and Distribution Command (SDDC) negotiates special rate agreements with car rental companies available to all Government employees and uniformed personnel while traveling on official Government business. Some commercial car rental companies may voluntarily offer similar discount rates to Government contractors at the vendor’s discretion.

The following have been deleted:

52.216-23	Execution And Commencement Of Work	APR 1984
52.216-24	Limitation Of Government Liability	APR 1984
52.216-26	Payments Of Allowable Costs Before Definitization	DEC 2002
252.217-7027	Contract Definitization	OCT 1998

(End of Summary of Changes)

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AVI BioPharma Project - H1N1 Countermeasure Development

Original: 19 May 2010

Revision: 17 June 2010

Statement of Work

1.	OBJECTIVE

Completion of the tasks described in this Statement of Work (SOW) will enable human clinical evaluation of the safety of AVI BioPharma’s lead compound as a therapeutic against influenza, initially against H1N1 and potentially against H5N1 and H3N2 strains if the animal efficacy data are promising. The need for a broadly applicable influenza therapeutic is great given the emergence of multidrug resistant influenza strains. The urgency for such a therapeutic is linked to the capacity for influenza reassortants to acquire viral segments that will confer drug resistance. A resurgence of the 2009 pandemic causative H1N1 strain in a multidrug resistance form would leave many patients without adequate treatment.

2.	SCOPE

This proposal builds on AVI BioPharma’s novel RNA-based therapeutic platform in two critical areas. First the work builds on the experience with H1N1 influenza in the evaluation of AVI-7100 (previously designated as AVI-7367) for the purpose of inhibiting multiple serotypes of influenza viral growth and pathogenesis. Second the work expands the depth of understanding in the potential for relatively rapid response to emerging infectious diseases or to designed biological threats in the biological warfare setting. During the period of this proposal, AVI BioPharma will progress AVI-7100 from the remaining research phase activities, through IND-enabling preclinical studies, transfer manufacturing from the development to cGMP manufacturing facilities, and complete two Phase I human clinical safety trials in normal healthy volunteers.

3.	BACKGROUND

The Orthomyxoviridae comprised of Influenza A, B and C are enveloped viruses with negative-sense, single stranded and segmented RNA genomes. Among this family the Influenza A viruses, containing 8 RNA segments, are capable of undergoing rapid and extensive “shifts” in antigenic composition through RNA segment reassortment between different strains resulting in a quantum genome change. Minor antigenic changes or “drift” also occur due to an accumulation of mutations in the coding regions of the different segments due to relatively low fidelity polymerase Influenza virus gains entry to cells through the binding of a hemagglutinin (HA) molecule

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to sialic acid residues on host cells. Humans express sialic acids on the cell surface linked as a 2,6 N-glycans while birds express the sialic acid linked through a 2,3 N-glycans. An avian virus that acquires the ability to bind a 2, 6-linked sialic acids by mutation or reassortment acquires the potential capability to infect human cells. Swine tissues express both forms of sialic acid enabling porcine cells to be co-infected with avian and human viruses. Swine adapted viruses can further recombine with human and avian viruses to produce triple reassortants such as the current swine-origin influenza A (H1N1) virus (S-OIV) with segments from pigs (HA, NP, NA, M and NS), human (PB1), and bird. (PB2 and PA)

The S-OIV pandemic emerged in 2009 resulting from the spread of a new strain of H1N1. As of 25th of April, worldwide more than 214 countries and overseas territories or communities have reported laboratory confirmed cases of pandemic influenza H1N1 2009, including over 17,919 deaths. Evidence of resistance to common treatments (oseltamivir) is emerging. The cumulative total for reports of antiviral resistant isolates of pandemic (H1N1) 2009 virus is 285. There have been no new cases reported since the situation update on 7 May 2010.

In the US the CDC developed a method to provide an estimated range of the total number of 2009 H1N1 cases, hospitalizations and deaths in the United States, as well as a breakdown of these estimates by age groups. This method uses data on influenza-associated hospitalizations collected through CDC’s Emerging Infections Program, which conducts surveillance for laboratory-confirmed influenza-related hospitalizations in children and adults. Currently an estimated 60 million people were infected with H1N1 (range of 43 to 88 million cases) between April 2009 and March 13, 2010. The number of people hospitalized due to H1N1 during this period is estimated at 270,000 cases (range of 192, 000 to 398,000 cases). During this period an estimated 12,270 deaths were related to H1N1 (range of 8,720 to 18,050 cases).

The data by age provided in the updated estimates continues to confirm that people younger than 65 years of age are more severely affected by this disease relative to people 65 and older compared with seasonal flu. With seasonal influenza, about 60 percent of seasonal flu-related hospitalizations and 90 percent of flu-related deaths occur in people 65 years and older. With 2009 H1N1, approximately 90% of estimated hospitalizations and 87 percent of estimated deaths from April through March 13, 2009 occurred in people younger than 65 years old, based on this method.

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4.	TASKS

The following eight tasks define the administrative, technical and operational activities to be performed.

TASK 1 – [†]:[†]

TASK 2 – [†]:[†]

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TASK 3. [†]

Task 3.1. [†].

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Task 3.2 [†].

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TASK 4: [†].

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Task 4.1 [†].

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[†]

Task 4.2 & 4.3 [†].

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TASK 5. [†].

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Task 5.1 [†].

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Task 5.2 [†].

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Task 5.3. [†].

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[†]

Task 5.4 [†]:[†]

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Task 5.5. [†]:[†]

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Task 5.6 [†]:[†]

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[†]

TASKS 6. [†].

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Task 6.1. [†]:

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[†]

Task 6.2. [†].

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Task 6.3. [†]

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Task 6.4. [†]

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TASK 7. [†].

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Task 7.1. [†].

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Task 7.2. [†].

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TASK 8. [†].

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Task 8.1. [†]. [†]

Task 8.2 [†]. [†]

Task 9. [†].

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Task 9.1. [†].

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Task 9.3. [†]. [†]

Task 9.4. [†]. [†]

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